================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Premier Bancshares
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                              [Premier Letterhead]

Dear Shareholder:

   You are cordially invited to attend the Annual Meeting of Shareholders (the "Meeting") of Premier Bancshares, Inc. ("Premier"), to be held at Swissotel Atlanta, 3391 Peachtree Road, N.E., Atlanta, Georgia 30326, on Thursday, May 20, 1999 at 10:00 a.m., Eastern Daylight Time, notice of which is enclosed.

   The following proposals are to be presented at the Meeting: (i) to elect our Board of Directors; (ii) to ratify the selection of Ernst & Young LLP as our independent public accountants for the year ending December 31, 1999; and (iii) to amend our 1997 Stock Option Plan to increase the number of shares available for grant thereunder from 3,000,000 to 4,000,000 shares.

   The proposals listed above have been approved unanimously by our Board of Directors and are recommended by the Board of Directors to you for approval. Each member of the Board of Directors has agreed to vote all shares of Premier's common stock such member owns in favor of the proposals.

   The Board of Directors is elected by a plurality of the votes cast by the shares present in person or represented by proxy at the Meeting. The affirmative vote of a majority of Premier's common stock present in person or represented by proxy will be required to approve the remainder of the proposals. If you have any questions concerning the delivery of the enclosed proxy card, please call me or Barbara J. Burtt at (404) 814-3090.

   Accordingly, whether or not you plan to attend the Meeting, you are urged to complete, sign, and promptly return the enclosed proxy card. If you attend the Meeting, you may vote in person if you wish, even if you have previously returned your proxy card. On behalf of the Board of Directors, I urge you to vote for approval of the proposals to be presented at the Meeting by marking the enclosed proxy card "FOR" the proposals.

                                          Sincerely,

                                          /s/ Darrell D. Pittard
                                          Darrell D. Pittard,
                                          Chairman of the Board and Chief
                                           Executive Officer

Atlanta, Georgia
April 23, 1999

                            PREMIER BANCSHARES, INC.
                               2180 Atlanta Plaza
                           950 East Paces Ferry Road
                             Atlanta, Georgia 30326
                                 (404) 814-3090

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 20, 1999

                               ----------------

   Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Premier Bancshares, Inc. ("Premier") will be held at Swissotel Atlanta, 3391 Peachtree Road, N.E., Atlanta, Georgia 30326 on May 20, 1999, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

     1. Election of Directors. To elect 14 Directors of Premier to serve until their successors are duly elected and qualified;

     2. Ratification of Auditors. To ratify the selection of Ernst & Young LLP as independent public accountants for the year ending December 31, 1999;

     3. Amendment to 1997 Stock Option Plan. To amend the Premier Bancshares, Inc. 1997 Stock Option Plan (the "1997 Stock Option Plan") to increase the number of shares available for grant thereunder from 3,000,000 shares to 4,000,000 shares; and

     4. Other Business. To transact such other business as may properly come before the Meeting, including adjourning the Meeting to permit, if necessary, further solicitation of proxies.

   A plurality of the votes cast at the Meeting (either in person or by proxy) will be required to elect our directors. The affirmative vote of a majority of the shares of Premier common stock present in person or represented by proxy will be required to approve proposals 2 and 3 listed above. Only shareholders of record at the close of business on March 31, 1999 are entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof.

   The Board of Directors unanimously recommends that holders of our common stock vote "FOR" the proposals listed above.

   We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Meeting in person. You may revoke your proxy by filing with the Secretary of Premier an instrument of revocation or a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. However, Premier must receive the instrument of revocation or subsequent proxy prior to the Meeting.

                                          By Order of the Board of Directors

                                          /s/ Barbara J. Burtt
                                          Barbara J. Burtt,
                                          Secretary

Atlanta, Georgia
April 23, 1999

                            PREMIER BANCSHARES, INC.
                              PROXY STATEMENT FOR
                      1999 ANNUAL MEETING OF SHAREHOLDERS

General

   This Proxy Statement is being furnished to the holders of our common stock in connection with the solicitation by our Board of Directors of proxies for use at the Annual Meeting of Shareholders (the "Meeting"), at which you will be asked to vote upon proposals (i) to elect 14 directors; (ii) to ratify the appointment of Ernst & Young LLP as our independent public accountants; and
(iii) to approve an amendment to our 1997 Stock Option Plan to increase the number of shares available for grant under such plan from 3,000,000 to 4,000,000 shares. No director has informed us in writing that he or she intends to oppose any of the above-referenced proposals. The Meeting will be held at 10:00 a.m., Eastern Daylight Time, on May 20, 1999, at Swissotel Atlanta, 3391 Peachtree Road, N.E., Atlanta, Georgia 30326.

   You are requested to promptly sign, date, and return the accompanying proxy card to Premier in the enclosed postage-paid envelope. Any shareholder who has delivered a proxy may revoke it at any time before it is voted by electing to vote in person at the Meeting or by giving notice of revocation in writing or submitting to Premier a signed proxy bearing a later date, provided that such notice or proxy is actually received by Premier prior to the taking of the shareholder vote. Any notice of revocation should be sent to Premier Bancshares, Inc., 2180 Atlanta Plaza, 950 East Paces Ferry Road, Atlanta, Georgia 30326, Attention: Corporate Secretary. The shares of our common stock represented by properly executed proxies received at or prior to the Meeting and not subsequently revoked will be voted as directed in such proxies. If instructions are not given, shares represented by proxies received will be voted FOR election of the nominees for director and approval of the other proposals. As of the date of this Proxy Statement, we are unaware of any other matter to be presented at the Meeting.

   Solicitation of proxies will be made by mail but also may be made by telephone, by electronic means or in person by our directors, officers, and employees, who will receive no additional compensation for such solicitation but may be reimbursed for out-of-pocket expenses. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses. Any other costs of Proxy solicitation for the Meeting will also be paid by Premier.

   This Proxy Statement and the enclosed Proxy are first being mailed to our shareholders on or about April 23, 1999.

Record Date; Vote Required

   Our Board of Directors has established the close of business on March 31, 1999, as the Record Date for determining our shareholders entitled to notice of and to vote at the Meeting. Only our shareholders of record as of the Record Date will be entitled to vote at the Meeting. A plurality of the votes cast at the Meeting will be required to elect our Directors. The affirmative vote of a majority of our common stock present in person or represented by proxy at the Meeting will be required to (i) ratify Ernst & Young LLP as our independent public accountants, (ii) amend our 1997 Stock Option Plan, and (iii) approve any other proposals considered at the Meeting. Broker non-votes, which occur when a broker submits a proxy card without exercising discretionary voting authority on a non-routine matter, are not counted for purposes of determining whether a proposal has been approved. Abstentions are counted as negative votes for determining whether a proposal has been approved. As of the Record Date, there were 2,453 holders of record of 26,102,995 shares of our common stock outstanding and entitled to vote at the Meeting, with each share entitled to one vote.

   The presence, in person or by proxy, of a majority of the outstanding shares of our common stock entitled to vote at the Meeting is necessary to constitute a quorum of the shareholders in order to take action at the meeting. For these purposes, shares of Premier common stock that are present, or represented by proxy, at the

Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on any matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any matter.

   Our directors and executive officers beneficially owned, as of March 31, 1999, 5,105,666 shares (or approximately 19.64% of the outstanding shares) of our common stock.

                       Election of Directors--Proposal 1

   Our Board of Directors currently consists of 18 members. The Board of Directors has nominated 14 of our current directors for re-election for a one-year term. Our Bylaws provide that our Board of Directors shall consist of not less than four, nor more than 19, members, with the precise number to be determined from time to time by the Board of Directors. The number of directors has been set at 15 following the Meeting. We currently have one vacant Board position and will have one vacancy following the Meeting.

   Each of the nominees named below has consented to being named in this Proxy Statement and to serve as a director of Premier if elected. In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors (subject to the condition that the proxy will not be voted for more than 14 nominees, or to reduce the number of directors to be elected at the Meeting by the number of persons unable or unwilling to serve). A plurality of all votes cast at the Meeting by the holders of our common stock is required for the election of the nominees standing for election. Our management has no reason to believe that any nominee will not serve if elected.

                                                                    Served as a
                                              Position(s) with      Director of
                  Name                 Age         Premier         Premier Since
                  ----                 ---    ----------------     -------------
   James L. Coxwell, Sr. .............  57        Director             1984

   William M. Evans, Jr. .............  47        Director             1993

   John H. Ferguson, D.D.S. ..........  55        Director             1997

   Robert E. Flournoy III.............  46        Director             1988

   James E. Freeman...................  62        Director             1988

   A. F. Gandy........................  65        Director             1997

   Robin R. Howell....................  34        Director             1992

   Billy H. Martin....................  57        Director             1987

   C. Steve McQuaig, M.D. ............  49        Director             1997

   Robert C. Oliver...................  50 Director, President and
                                           Chief Operating Officer     1997

   Thomas E. Owen, Jr. ...............  68        Director             1997

   Darrell D. Pittard.................  50 Chairman and Chief
                                           Executive Officer           1993

   John D. Stephens...................  59        Director             1998

   James E. Sutherland, Sr. ..........  63        Director             1998

   No director has resigned or declined to stand for reelection to our Board of Directors since the last Meeting because of a disagreement relating to our operations, policies or practices.

   There are no family relationships between any executive officer or any director nominee and any other director, executive officer or nominee.

   The Board of Directors recommends that you vote FOR the election of nominees described above. A plurality of the votes cast at the Meeting is necessary for the election of the nominees described above.

Meetings of the Board of Directors and Committees of the Board

   Our Board of Directors held six meetings during 1998. Each director attended at least 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which he or she served. Our Board of Directors has three standing committees--the Audit Committee, the Compensation Committee and the Executive Committee. During 1998, the Board of Directors did not have a standing nominating committee. Such function was reserved to the full Board of Directors.

   The Executive Committee presently consists of Darrell D. Pittard, James E. Freeman (Chairman), A. F. Gandy, Robert C. Oliver and John D. Stephens. The Executive Committee may exercise all of the authority of the Board of Directors between meetings of the Board of Directors; provided, the Executive Committee will not have the power to: (i) amend or repeal Board resolutions that are not by their terms amendable or repealable by the Executive Committee; (ii) amend our Bylaws or Articles of Incorporation; (iii) sell, lease or exchange all or substantially all of our assets; or (iv) voluntarily dissolve Premier or revoke a voluntary dissolution of Premier. The Executive Committee held no meetings during 1998.

   The Audit Committee presently consists of John H. Ferguson (Chairman), James
L. Coxwell, Sr., Robert E. Flournoy III, Billy H. Martin and James E. Sutherland, Sr. The Audit Committee has been assigned the principal functions of: (i) recommending the independent auditors; (ii) reviewing and approving the annual report of the independent auditors; (iii) approving the annual financial statements; and (iv) reviewing and approving summary reports of the auditor's findings and recommendations. The Audit Committee held five meetings during 1998.

   The Compensation Committee presently consists of John E. Aderhold, John H. Ferguson, Robin R. Howell (Chairperson), C. Steve McQuaig, Billy H. Martin and James E. Sutherland, Sr. The Compensation Committee has been assigned the functions of approving and monitoring the remuneration arrangements for senior management and awards under our stock-based plans. The Compensation Committee held four meetings during 1998.

   The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more additional committees, each committee to consist of one or more of our directors, which shall have such name or names and shall have and may exercise such powers of the Board of Directors, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors. Such committees shall provide for their own rules of procedure, subject to the same restrictions thereon as for the Executive Committee.

Management of Premier

   The members of the Board of Directors of Premier Bank and Premier Lending Corporation ("Premier Lending") are elected annually by Premier, acting as the sole shareholder of each subsidiary.

   The table below sets forth for each of our executive officers: (i) the person's name; (ii) his or her age at March 31, 1999; (iii) the year he or she was first elected as an officer of Premier; and (iv) his or her positions with Premier.

      Name               Age Elected                  Positions with Premier
      ----               --- -------                  ----------------------
Jo S. Hill..............  50  1997   Chief Administrative Officer and Executive Vice President

Robert C. Oliver........  50  1997   President and Chief Operating Officer

George S. Phelps........  46  1997   Executive Vice President

Darrell D. Pittard......  50  1993   Chairman of the Board and Chief Executive Officer

Michael E. Ricketson....  49  1997   Executive Vice President and Chief Financial Officer

Biographies of Director Nominees and Executive Officers of Premier

   James L. Coxwell, Sr. has been a Director of Premier since 1984. Mr. Coxwell is the owner of Coxwell Development and Construction and also co-owner of Crown Development Group, Inc., both located in Kennesaw, Georgia. He is also the owner of Jim Coxwell GMC, Inc., which is a holding company, and owner/landlord of several commercial real estate properties.

   William M. Evans, Jr. has been a member of the Board of Directors of Premier since 1993. Mr. Evans has served as President of Fox Creek Properties, Inc., a real estate developer, since 1978.

   John H. Ferguson, D.D.S. has been a Director of Premier since Premier's merger with Central and Southern Bank of Georgia ("Central and Southern") in June, 1997. Prior to our merger with Central and Southern, Dr. Ferguson had served as a director of Central and Southern since 1980. Dr. Ferguson is an orthodontist.

   Robert E. Flournoy III has been a member of the Board of Directors of Premier since 1988. Mr. Flournoy has been a partner in the Marietta, Georgia law firm of Robert E. Flournoy III & Associates since 1981. Mr. Flournoy also serves as Chairman of the Downtown Marietta Development Authority.

   James E. Freeman has served on the Board of Directors of Premier since 1988. Mr. Freeman has been President of Kenworth of Atlanta, a truck dealership, since 1992.

   A. F. Gandy has been a Director of Premier since Premier's merger with Central and Southern in June, 1997. Prior to our merger with Central and Southern, Mr. Gandy had served as Chairman of the Board of Central and Southern since January, 1993 and a Director of the Central and Southern since 1980. From 1984 until his retirement in September, 1993, Mr. Gandy served as General Manager of the Meadows Division of William Barnet & Son, Inc., a manufacturer of carpet yarns, and from 1993 through 1995, he was a consultant to William Barnet & Son, Inc.

   Jo S. Hill has served as Executive Vice President and Chief Administrative Officer of Premier since October, 1997. From 1993 to 1997, she owned an Atlanta-based human resources consulting business and served as a director of Premier Lending and Premier Bank. Ms. Hill served as Senior Vice President of Prime Bank from April, 1991 to February, 1994, and Vice President of Prime Bank from September, 1989 to April, 1991. Prior to 1991, she was employed with BankSouth as a Vice President.

   Robin R. Howell has been a member of our Board of Directors since 1992. Ms. Howell has served as Vice President and Director of Delta Life Insurance Company and Delta Fire & Casualty Insurance Company since 1993. Ms. Howell has also been a director of Farmers and Merchants Bank since 1993 and the Chairman of its Board of Directors since 1996.

   Billy H. Martin has served on the Board of Directors of Premier since 1987. Since 1987, Mr. Martin has been engaged in the real estate investment and development business both individually and through limited partnerships.

   C. Steve McQuaig, M.D. has been a Director of Premier since our merger with Central and Southern in June, 1997. Prior to the merger with Central and Southern, Mr. McQuaig served as Director of Central and Southern since 1984. Dr. McQuaig is a physician and President of Family Eyecare Associates of Milledgeville, P.C.

   Robert C. Oliver has served as President and Chief Operating Officer of Premier since June, 1997. Mr. Oliver was President and Chief Executive Officer of Central and Southern Holding Company from January, 1993 to June, 1997. From October, 1992 to January, 1993, Mr. Oliver served as President of the Central and Southern Bank of Georgia. Prior to September, 1992, Mr. Oliver was Senior Vice President and Regional Executive of Wachovia Bank of Georgia.

   Thomas E. Owen, Jr. has been a Director of Premier since Premier's merger with Central and Southern in June, 1997. Prior to our merger with Central and Southern, Mr. Owen had served as a Director of Central and Southern since 1986. Mr. Owen is President and Chief Operating Officer of Protective Laundry and Cleaners, Inc.

   George S. Phelps has served as Executive Vice President of Premier since June, 1997. Mr. Phelps has served as President of Premier Lending since April, 1995. Mr. Phelps was Senior Vice President at Allatoona Federal Savings Bank and was responsible for mortgage lending from 1991 to April, 1995.

   Darrell D. Pittard serves as the Chairman and Chief Executive Officer of Premier. Mr. Pittard founded Premier Lending Corporation in March, 1993 before Premier Bancshares, Inc. was merged with and into First

Alliance Bancorp., Inc. (Premier's predecessor) in August, 1996. In August, 1996, Mr. Pittard was elected Chairman of the Board and Chief Executive Officer of Premier. From August, 1988 to February, 1993, Mr. Pittard was employed by Prime Bank, FSB and its holding company, Prime Bancshares, Inc., as President and Chief Executive Officer (March, 1990 to February, 1993) and as Chief Operating Officer (August, 1988 to March, 1990).

   Michael E. Ricketson has served as Executive Vice President and Chief Financial Officer of Premier since June 1997. Prior to our merger with Central and Southern Holding Company in June, 1997, Mr. Ricketson had served as Executive Vice President and a Director of Central and Southern since 1996 and Chief Financial Officer of Central and Southern Bank since October 1993. Mr. Ricketson served as First Vice President and Financial Officer of First National Bancorp from 1990 through April, 1992. Prior to 1990, he was controller of the First National Bank of Gainesville.

   John D. Stephens has served the Board of Directors since July, 1998. Mr. Stephens is Chief Executive Officer and owner of John D. Stephens, Inc. in Stone Mountain, Georgia, which has engaged in pipeline construction since 1996.

   James E. Sutherland, Sr. has served on the Board of Directors since July, 1998. Mr. Sutherland is the President and Chief Executive Officer of Sutherland Food Service, Inc., Rich & Morgan, Inc., Sonny East Produce, Inc., Lumber City Egg Marketers, Inc. and National Poultry & Foods, Inc.

Premier Executive Compensation

   The table below provides certain summary information for 1998, 1997 and 1996 concerning compensation paid or accrued by us to or on behalf of our Chief Executive Officer and our other four most highly compensated executive officers during 1998 (the "Named Executive Officers").

                           Summary Compensation Table

                                                              Long-Term Compensation
                                 Annual Compensation                  Awards
                         ----------------------------------- ------------------------
                                                             Securities
                                                Other Annual Underlying
   Name and Principal          Salary   Bonus   Compensation   Options    All Other
        Position         Year   ($)      ($)       ($)(1)    Granted (#) Compensation
   ------------------    ---- -------- -------- ------------ ----------- ------------
Darrell D. Pittard...... 1998 $330,000 $138,580   $13,100      75,000        8,556
 Chairman and Chief      1997  211,459   90,000    21,025      63,125       $7,101
 Executive Officer       1996  175,000   51,640    14,400         --           --

Robert C. Oliver........ 1998  251,965   92,031     6,650      55,000        9,080
 President and Chief     1997   67,642   43,875    15,000      15,000        3,674
 Operating Officer       1996      --       --        --          --           --

George S. Phelps........ 1998  142,999   46,136       --       57,000        8,293
 Executive Vice          1997  100,800   46,000     4,300      22,395        4,143
 President               1996   96,000   27,372     1,600         --           --

Michael E. Ricketson....
 Executive Vice          1998  137,150   41,015       --       26,500        6,971
 President and Chief     1997   31,572   20,150     1,300       7,500       16,653
 Financial Officer       1996      --       --        --          --           --

Jo S. Hill..............
 Executive Vice          1998  115,500   36,533       --       20,000        6,616
 President and Chief     1997      --       --        --          --           --
 Administrative Oficer   1996      --       --        --          --           --

--------
(1) Consists of directors' fees, and in the case of Mr. Phelps, $1,200 of which was deferred and in the case of Mr. Oliver, $6,450 of which was deferred in 1997. Does not reflect compensation in the form of perquisites and personal benefits such as car allowance and country club dues, the value of which did not exceed the lesser of $50,000 or 10% of salary and bonus for any fiscal year to which such benefits pertain.

Employment Agreements

   Jo S. Hill. Jo S. Hill is currently employed as Executive Vice President of Premier, pursuant to an employment agreement effective as of January 1, 1998. The term of the employment agreement is one year, but it is extended on each anniversary date for 12 additional months, unless either party gives notice that the employment agreement will not be extended. In January, 1999, the term of the agreement was extended by 12 months and Ms. Hill's base salary was increased to $147,000 by the Compensation Committee of our Board of Directors. Ms. Hill is entitled to receive such additional incentive compensation as may be awarded in the discretion of our Board of Directors, or any committee designated by them. The Board may, in its discretion, make further increases to Ms. Hill's base salary to reflect her performance. In the event of a disability, Ms. Hill is entitled to receive 100% of her then current base salary for six months, provided, however, that she may be terminated if she is disabled for a continuous period exceeding six months. In the event of a "termination for cause" (as defined in the employment agreement), Ms. Hill shall have no right to compensation or other benefits. If Ms. Hill's employment is terminated by Premier for any reason other than "termination for cause" or disability, she is entitled to receive a severance payment equal to the sum of her annual base salary, plus any incentive compensation in the previous 12 months. In the event of a "change of control," any termination of Ms. Hill's employment (other than for "cause") occurring either six months prior to or 12 months after the "change of control" will entitle her to receive a severance payment equal to the sum of her annual base salary plus any incentive compensation in the previous 12 months. A "change of control" is: (i) any transaction in which 50% or more of our voting stock becomes controlled by another; (ii) a sale, transfer, consolidation or merger of Premier, or (iii) the sale of Premier to, or merger of Premier with, a corporation that is not a majority-owned subsidiary of Premier. If Ms. Hill voluntarily terminates her employment due to reasons unrelated to a "change in control," she is not entitled to receive any compensation or other benefits. The employment agreement also prohibits Ms. Hill from disclosing any confidential information during her employment and for a period of one year after termination.

   Robert C. Oliver. Robert C. Oliver is currently employed as Vice Chairman of the Board and Chief Executive Officer of Premier and Vice Chairman of the Board and Chief Executive Officer of Premier Bank, all pursuant to an employment agreement, effective as of July 1, 1998, which provides for an annual base salary of $242,000. The term of the employment agreement is three years, but it is extended on each anniversary date for 12 additional months, unless any party gives notice that the employment agreement will not be extended. In January, 1999, Mr. Oliver's base salary was increased to $287,000 by the Compensation Committee of our Board of Directors. Mr. Oliver is entitled to participate in all incentive bonus plans and other benefits plans maintained by Premier and is entitled to receive additional incentive compensation as may be awarded in the discretion of the Boards of Directors of Premier and Premier Bank, or any committee designated by them. To the extent that the Boards of Directors of Premier and Premier Bank, or any committee designated by them, determine that he has met certain individual and corporate goals, Mr. Oliver is entitled to receive a bonus of not less than 30% of his base salary. Mr. Oliver's base salary and any incentive pay are to be reviewed at least annually by the Boards of Directors of Premier and Premier Bank and his base salary may be increased in their discretion to reflect performance.

   Mr. Oliver has been granted the use of an automobile and is reimbursed for country club and business association dues. Mr. Oliver may apply and receive reimbursement for professional estate planning and tax preparation expenses up to $5,000. To the extent approved by the Boards of Directors, Mr. Oliver may receive a loan for up to 20% of his base salary for the purposes of paying any required initiation fees to country clubs (the "Business Development Loan"), which Business Development Loan will be forgiven if he remains employed on June 23, 2000. If Mr. Oliver is not employed by Premier on June 23, 2000, the Business Development Loan will nevertheless be forgiven if his employment was terminated for any reason other than for "cause" (as defined in the employment agreement). In the event of a disability, Mr. Oliver is entitled to receive 100% of his then current base salary for 12 months; provided, however, that he may be terminated if he is disabled for a continuous period exceeding 12 months. In the event of a termination for "cause" (as defined in the employment agreement), Mr. Oliver will receive no right to compensation or other benefits. If Mr. Oliver's employment is terminated by the Boards of Directors of Premier and Premier Lending for any reason other than "cause" or disability, then he is entitled to receive a severance payment equal to three times the sum of his annual base salary, plus any incentive compensation in the previous 12 months. In the event of a "change in control," any termination of Mr. Oliver's employment (other than for "cause") occurring either within six months prior to or 12 months after the "change in control" shall entitle him to receive a severance payment equal to three times the sum of his annual base salary, plus any incentive compensation in the previous 12 months. A "change in control" is: (i) any transaction, consolidation or merger of Premier where a new entity owns, controls or can vote more than 50% of any class of Premier's stock; (ii) any sale of all or substantially all of Premier's assets; or (iii) the sale of Premier Bank (or substantially all of its assets) to, or merger of Premier Bank with, a corporation that is not a majority-owned subsidiary of Premier.

   If there is a "change of control" and Mr. Oliver remains in the employ of Premier for a minimum of twelve months after the change of control and gives ninety days' notice to Premier between the end of the ninth month and the end of the twelfth month after the change of control of his intent to terminate the employment agreement, then he is entitled to receive a severance payment equal to three times the sum of his annual base salary, plus any incentive compensation in the previous 12 months. If Mr. Oliver voluntarily terminates his employment for "good reason," then he is entitled to receive a severance payment equal to three times the sum of his annual base salary, plus any incentive compensation in the previous 12 months. "Good reason" is (i) a material breach of the employment agreement by Premier; (ii) a material and adverse change in status, responsibilities or perquisites; (iii) the assignment of duties that are materially and adversely inconsistent with those described in the employment agreement; or (iv) the failure of Premier and Premier Bank to assign, or a successor in interest to Premier or Premier bank to assume, the employment agreement. If Mr. Oliver voluntarily terminates his employment due to reasons unrelated to a "change in control" or "good reason," then he is not entitled to receive any compensation or other benefits. As an additional benefit, in connection with any termination other than a termination "for cause," Mr. Oliver will receive reimbursement for COBRA health contribution coverage. Any post-termination payments are limited to compliance with the "golden parachute" provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). Finally, the employment agreement prohibits Mr. Oliver from disclosing any confidential information during his employment and for a period of one year after termination.

   George S. Phelps. George S. Phelps is currently employed as Executive Vice President of Premier and President of Premier Lending, pursuant to an employment agreement effective as of January 1, 1997. The term of the employment agreement is one year, but it is extended on each anniversary date for twelve additional months, unless either party gives notice that the employment agreement will not be extended. In January, 1999, the term of the employment agreement was extended by twelve months and Mr. Phelps' base salary was increased to $180,000 by the Compensation Committee of our Board of Directors. Mr. Phelps' base salary and any incentive pay is to be reviewed at least annually by the Board of Directors of Premier Lending and his base salary may be increased in their discretion to reflect performance. In the event of a disability, Mr. Phelps is entitled to receive 100% of his then current base salary for six months; provided, however, that he may be terminated if he is disabled for a continuous period exceeding six months. In the event of a termination for "cause" (as defined in the employment agreement), Mr. Phelps will receive no right to compensation or other benefits. If Mr. Phelps voluntarily terminates his employment due to reasons unrelated to a "change in control" (as defined below), then he is not entitled to receive any compensation or other benefits.

   If Mr. Phelps' employment is terminated by the Board of Directors for any reason other than for "cause" or disability, then he is entitled to receive a severance payment equal to the sum of his annual base salary, plus any incentive compensation in the previous 12 months. In the event of a "change in control," any termination of Mr. Phelps' employment (other than for "cause") occurring either six months prior to or 12 months after the "change of control" entitles him to receive a severance payment equal to the sum of his annual base salary, plus any incentive compensation in the previous 12 months. A "change in control" is (i) any transaction, consolidation or merger of Premier where a new entity owns, controls or can vote more than 50% of any class of Premier's stock; (ii) any sale of all or substantially all of Premier's assets; or (iii) the sale of Premier Lending (or substantially all of its assets) to, or merger of Premier Lending with, a corporation that is not a majority-owned subsidiary of Premier, The employment agreement also prohibits Mr. Phelps from disclosing any confidential information during his employment and for a period of one year after termination.

   Darrell D. Pittard. Darrell D. Pittard is currently employed as Chairman of the Board and Chief Executive Officer of Premier, Chairman of the Board and Chief Executive Officer of Premier Bank, and Chairman of the Board and Chief Executive Officer of Premier Lending, all pursuant to an employment agreement, effective as of July 1, 1998, which provides for an annual base salary of $330,000. In the context of the employment agreement, Premier, Premier Bank and Premier Lending are collectively referred to as the "Employers." The term of the employment agreement is three years, but it is extended on each anniversary date for 12 additional months, unless any party gives notice that the employment agreement will not be extended. In January, 1999, Mr. Pittard's base salary was increased to $418,000 by the Compensation Committee of the Premier Board of Directors. Mr. Pittard is entitled to participate in all incentive bonus plans and other benefits plans maintained by Premier and is entitled to receive additional incentive compensation as may be awarded in the discretion of the Boards of Directors of Employers, or any committee designated by them. To the extent that the Boards of Directors of Employers, or any committee designated by them, determine that he has met certain individual and corporate goals, Mr. Pittard is entitled to receive a bonus of not less than 40% of his base salary.

   Mr. Pittard's base salary and any incentive pay is to be reviewed at least annually by the Boards of Directors of the Employers and his base salary may be increased in their discretion to reflect performance. Mr. Pittard has been granted the use of an automobile (or, at the Employers' election, an automobile allowance of $1,000 per month) and is reimbursed for country club and business association dues. Mr. Pittard may apply and receive reimbursement for professional estate planning and tax preparation expenses up to $5,000. To the extent approved by the Boards of Directors of the Employers, Mr. Pittard may receive a loan for up to 20% of his base salary for the purposes of paying any required initiation fees to country clubs (the "Business Development Loan"), which Business Development Loan will be forgiven if he remains employed on June 23, 2000. If Mr. Pittard is not employed by Premier on June 23, 2000, the Business Development Loan will nevertheless be forgiven if his employment was terminated for any reason other than for "cause." In the event of a disability, Mr. Pittard is entitled to receive 100% of his then current base salary for 12 months; provided, however, that he may be terminated if he is disabled for a continuous period exceeding 12 months. In the event of a termination for "cause" (as defined in the employment agreement), Mr. Pittard will not receive any compensation or other benefits. If Mr. Pittard's employment is terminated by the Boards of Directors of Premier and Premier Lending for any reason other than for "cause" or disability, then he is entitled to receive a severance payment equal to three times the sum of his annual base salary, plus any incentive compensation in the previous 12 months.

   In the event of a "change in control," any termination of Mr. Pittard's employment (other than for "cause") occurring either within six months prior to or 12 months after the "change in control" entitles him to receive a severance payment equal to three times the sum of his annual base salary, plus any incentive compensation in the previous 12 months. A "change in control" is: (i) any transaction, consolidation or merger of Premier where a new entity owns, controls or can vote more than 50% of any class of Premier's stock; (ii) any sale of all or substantially all of Premier's assets; or (iii) the sale of Premier Bank (or substantially all of its assets) to, or merger of Premier Bank with, a corporation that is not a majority-owned subsidiary of Premier. If there is a "change of control" and Mr. Pittard remains in the employ of Premier for a minimum of 12 months after the change of control and gives ninety days' notice to Premier between the end of the ninth month and the end of the twelfth month after the change of control of his intent to terminate the employment agreement, then he is entitled to receive a severance payment equal to three times the sum of his annual base salary, plus any incentive compensation in the previous 12 months. If Mr. Pittard voluntarily terminates his employment for "good reason," then he is entitled to receive a severance payment equal to three times the sum of his annual base salary, plus any incentive compensation in the previous 12 months. "Good reason" is (i) a material breach of the employment agreement by Premier; (ii) a material and adverse change in status, responsibilities or perquisites; (iii) assignment of duties that are materially and adversely inconsistent with those described in the employment agreement; or (iv) the failure of Premier and Premier Bank to assign, or a successor in interest to Premier or Premier Bank to assume, the employment agreement. If Mr. Pittard voluntarily terminates his employment due to reasons unrelated to a "change in control" or "good reason," then he is not entitled to any compensation or other benefits. As an additional benefit, in connection with any termination other than "for cause," Mr. Oliver will receive reimbursement for COBRA health continuation coverage. Any post-termination payments are limited to comply with the "golden parachute" provisions of the Internal Revenue Code. The employment also agreement prohibits Mr. Pittard from disclosing any confidential information during his employment and for a period of one year after termination.

   Michael E. Ricketson. Michael E. Ricketson is currently employed as Executive Vice President and Chief Financial Officer of Premier and Executive Vice President and Chief Financial Officer of Premier Bank, all pursuant to an employment agreement effective as of July 1, 1998, which provides for an annual base salary of $137,500. The term of the employment agreement is three years, but is extended on each anniversary date for 12 additional months, unless any party gives notice that the employment agreement will not be extended. In January, 1999, Mr. Ricketson's base salary was increased to $178,000 by the Compensation Committee of our Board of Directors. Mr. Ricketson is entitled to participate in all incentive bonus plans and other benefits plans maintained by Premier and is entitled to receive additional incentive compensation as may be awarded in the discretion of the Boards of Directors of Premier or Premier Bank, or any committee designated by them. Mr. Ricketson's base salary and any incentive pay is to be reviewed at least annually by the Boards of Directors of Premier or Premier Bank and his base salary may be increased in their discretion to reflect performance. Mr. Ricketson has been granted an automobile allowance of $800 per month. Mr. Ricketson may apply and receive reimbursement for professional estate planning and tax preparation expenses up to $5,000. In the event of a disability, Mr. Ricketson is entitled to receive 100% of his then current base salary for six months; provided, however, that he may be terminated if he is disabled for a continuous period exceeding six months. In the event of a termination for "cause" (as defined in the employment agreement), Mr. Ricketson will not receive any compensation or other benefits.

   If Mr. Ricketson's employment is terminated by the Boards of Directors of Premier and Premier Lending for any reason other than for "cause" or disability, then he is entitled to receive a severance payment equal to one and a half (1) times the sum of his annual base salary, plus any incentive compensation in the previous 12 months. In the event of a "change in control" any termination of Mr. Ricketson's employment (other than for "cause") occurring either within six months prior to or 12 months after the "change in control" shall entitle him to receive a severance payment equal to one and one-half times the sum of his annual base salary, plus any incentive compensation in the previous 12 months. A "change in control," is: (i) any transaction, consolidation or merger of Premier where a new entity owns, controls or can vote more than 50% of any class of Premier's stock; (ii) any sale of all or substantially all of Premier's assets; or (iii) the sale of Premier Bank (or substantially all of its assets) to, or merger of Premier Bank with, a corporation that is not a majority-owned subsidiary of Premier. If Mr. Ricketson voluntarily terminates his employment due to reasons unrelated to a "change in control," then he is not entitled to receive any compensation or other benefits. Any post-termination payments are limited to comply with the "golden parachute" provisions of the Internal Revenue Code. Finally, the employment agreement prohibits Mr. Ricketson from disclosing any confidential information during his employment and for a period of one year after termination.

Compensation of Directors

   All of the members of our Board of Directors currently receive $2,500 per meeting as a fee for their service as directors. The Board holds regularly scheduled quarterly meetings and calls additional meetings from time to time. Directors who serve on committees of the Board also receive $500 per committee meeting. Directors are also eligible to participate in our Directors Deferred Stock Unit Plan (the "Directors Plan"). The Directors Plan was adopted by our shareholders on December 12, 1997.

   The Directors Plan permits a Director or director of any subsidiary to elect in advance to defer some or all of his director's fee and to apply such amounts toward the grant of deferred stock units. Upon settlement at the time of the Director's termination of service, the deferred stock units are payable in cash or shares of our common stock, as elected by the Director. The Directors Plan provides that each Director who makes a deferral election will receive, in lieu of directors' fees, a deferred stock unit award that equals that number of shares of our common stock as may be purchased with the amount of the deferred directors' fees at that time based on a price equal to 85% of the fair market value of the shares on the grant date.

Compensation Committee Interlocks and Insider Participation

   No member of the Compensation Committee serves as a member of the compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee. None of the members of the Compensation Committee are or formerly were officers or employees of Premier or any of our subsidiaries. None of our executive officers serve as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of such committee, the entire board of directors) or another entity, one of whose executive officers served on our Compensation Committee. Furthermore, none of our executive officers served (i) as a director of another entity, one of whose executive officer served on our Compensation Committee, or (ii) as a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as one of our Directors. Except as set forth under "--Certain Relationships and Related Transactions" below, there were no material transactions between Premier and any of the members of our Compensation Committee during 1998.

Premier Stock-Based Plans

   Premier has adopted or assumed obligations under the following stock option or stock incentive plans: the Premier Bancshares, Inc. 1995 Stock Option Plan (the "Premier Plan"); the Premier Lending Corporation 1993 Employee Stock Option Plan (the "Premier Employee Plan"); the Premier Lending Corporation Directors Stock Option Plan; the 1997 Stock Option Plan; the Directors Plan; the Frederica Directors Stock Option Plan; and the Premier Employee Stock Purchase Plan. The Premier stock-based plans (the "Premier Plans") are all administered by the Compensation Committee. All stock options available under the Premier Plan and the Premier Employee Plan have been granted. The 1997 Stock Option Plan is Premier's principal equity compensation plan.

   We assumed the obligations of Frederica Bank & Trust under its Directors Stock Option Plan in December 1998.

   We have proposed an amendment to the 1997 Stock Option Plan to increase the number of shares authorized for issuance from 3,000,000 to 4,000,000. See "Amendment of 1997 Stock Option Plan--Proposal 3," below.

Stock Options Grants, Exercises and Year End Values

   The following table provides certain information concerning individual grants of stock options made during 1998 to the Named Executive Officers. The grants described below were made at fair market value and the options granted are not transferable. Premier did not grant any stock appreciation rights in 1998.

                             Option Grants in 1998

                                                                              Potential Realizable Value
                                       % of Total                               at Assumed Annual Rates
                         Securities     Options                               of Stock Price Appreciation
                         Underlying    Granted to                                 for Option Term(1)
                          Options      Employees    Exercise Price Expiration ----------------------------
          Name           Granted(#)  in Fiscal Year  (Per Share)      Date         5%            10%
          ----           ----------  -------------- -------------- ---------- ------------- --------------
Darrell D. Pittard......   67,500(3)      8.8           $19.33      1/22/08      $1,870,042 $   3,750,591
                            6,500(2)      0.9           $26.50      4/23/08   $     108,327 $     274,522
                           23,500(2)      3.1           $26.50      7/23/08   $     401,214 $   1,007,741
Robert C. Oliver........   52,500(3)      6.9           $19.33      1/22/08      $1,454,477 $   2,917,126
                            5,000(2)      0.7           $26.50      4/23/08   $      83,329 $     211,171
                           15,000(2)      2.0           $26.50      7/23/08   $     256,094 $     643,239
George S. Phelps........   22,500(3)      2.9           $19.33      1/22/08   $     623,347 $   1,250,197
                            4,000(2)      0.5           $26.50      4/23/08   $      66,663 $     168,937
                            8,000(4)      1.0           $26.50      7/23/08   $     136,583 $     343,061
                           15,000(5)      2.0           $22.81      8/07/08   $     257,996 $     613,482
Michael E. Ricketson....   22,500(3)      2.9           $19.33      1/22/08   $     623,347 $   1,250,197
                            3,500(2)      0.5           $26.50      4/23/08   $      58,330 $     147,820
                            8,000(4)      1.0           $26.50      7/23/08   $     136,583 $     343,061
Jo S. Hill..............   15,000(3)      2.0           $19.33      1/22/08   $     415,565 $     833,465
                            3,000(2)      0.4           $26.50      4/23/08   $      49,997 $     126,703
                            7,000(4)      0.9           $26.50      7/23/08   $     119,511 $     300,178

--------
(1) The dollar amounts under these columns represent the potential realizable value of each grant of option assuming that the market price of our common stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the price of our common stock.
(2) These options are fully vested.
(3) One-half of these options have vested, and the remainder will vest in January 2000.
(4) One-half of these options will vest in July 1999, and the remainder will vest in July 2000.
(5) One-half of these options will vest in August 1999, and the reminder will vest in August 2000.

   The following table provides certain information concerning the options exercised in 1998 and the number and value of exercised and unexercised options held by the Named Executive Officers as of December 31, 1998. Premier has not granted stock appreciation rights to its Named Executive Officers.

                      Aggregated Option Exercises in 1998
                           And Year-End Option Values

                                                   Number of Securities
                                                  Underlying Unexercised       Value of Unexercised
                                                        Options at                 In-the-Money
                           Shares      Dollar         Fiscal Year-End      Options at Fiscal Year-End(2)
                         Acquired on    Value    ------------------------- --------------------------------
          Name           Exercise(#) Realized(1) Exercisable Unexercisable  Exercisable      Unexercisable
------------------------ ----------- ----------- ----------- ------------- --------------   ---------------
Darrell D. Pittard......   67,708    $1,151,983    30,000       90,000      $          --     $      807,975
Robert C. Oliver........   17,000       416,500    26,100       67,500             134,469           350,775
George S. Phelps........   14,479       263,529     4,000       53,000                 --            694,825
Michael E. Ricketson....   13,698       333,889     3,500       38,000                 --            266,285
Jo S. Hill..............   10,833       232,205     3,000       22,000                 --             99,190

--------
(1) Dollar values were calculated determining the difference between the fair market value of the underlying securities on the date of exercise and the exercise price of the options.
(2) Dollar values were calculated determining the difference between the fair market value of the underlying securities at December 31, 1998 ($26.12 per share) and the exercise price of the options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Our directors and executive officers, their immediate family members and certain companies and other entities associated with them, have been customers of and have had banking transactions with our subsidiaries and are expected to continue such relationships in the future. In the opinion of our management, the extensions of credit made by Premier Bank and Premier Lending to such individuals, companies and entities since January 1, 1998 (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and (iii) did not involve more than a normal risk of collectibility or present other unfavorable features.

          REPORT OF COMPENSATION COMMITTEES ON EXECUTIVE COMPENSATION

   During 1998, the Compensation Committee of the Board of Directors was comprised solely of all non-employee members of the Board. The Compensation Committee is responsible for (i) setting our compensation philosophy and policies; (ii) reviewing and approving pay recommendations for our executive officers; (iii) initiating of all compensation actions for our Chief Executive Officer, and (iv) administering and awarding options and other awards under the Premier Plans.

   Our compensation policies have been designed to align the financial interests of our management with those of our shareholders, and to take into account our operating environment and expectations for continued growth and enhanced profitability. Compensation for each of our executive officers consists of a base salary, an annual discretionary bonus and stock options. We do not currently provide executive officers with other long-term incentive compensation other than the ability to contribute their earnings to our 401(k) Plan.

   The Compensation Committee's philosophy is that a significant portion of an executive's compensation should be based directly upon the value of long-term incentive compensation in the form of stock option awards. The Compensation Committee believes that providing executives with the opportunities to acquire significant interest in the growth and prosperity of Premier (through grants of stock options), while maintaining other elements of our compensation program at conservative levels, will enable us to attract and retain executives with the outstanding management abilities and entrepreneurial spirit which are essential to our ongoing success. Furthermore, the Compensation Committee believes that this approach to compensation motivates executives to perform to their full potential.

   At least annually, the Compensation Committee reviews salary recommendations for our executives and then approves such recommendations, with any modifications it has deemed appropriate. The annual salary recommendations for such persons are made under the ultimate direction of the Chief Executive Officer, based on peer group and national industry surveys of total compensation packages, as well as evaluations of the individual executive's past and expected future performance. Similarly, the Compensation Committee fixes the base salary of the Chief Executive Officer based on a review of competitive compensation data, the Chief Executive Officer's overall compensation package, and the Compensation Committee's assessment of his past performance and its expectation as to his future performance in leading Premier.

   The Compensation Committee also determines, based upon the recommendation of the Chief Executive Officer, the annual bonus, if any, to be paid to executive officers (other than the Chief Executive Officer). The amount of each individual bonus is determined based upon an evaluation of such factors as individual performance, increases in our revenue, net income, net income per share and market penetration, as well as the executive's contribution to our performance. The Compensation Committee applies similar criteria in setting the amount of annual bonus, if any, earned by the Chief Executive Officer.

   Stock options represent a substantial portion of compensation for our executive officers, including the Chief Executive Officer. Stock options typically are granted at the prevailing market price on the date of grant, and will only have value if our stock price increases. Generally, grants vest in equal amounts over a period of two years (although certain special types of grants may vest either immediately or over a shorter period) and executives must be employed by Premier at the time of vesting in order to exercise the options. In special circumstances, however, the Compensation Committee has authority to accelerate vesting or modify other restrictions on exercise. Grants of stock options generally are based upon the level of the executive's position and an evaluation of the executive's past and expected future performance. The Compensation Committee believes that dependence on stock options for a significant portion of executives' compensation more closely aligns such executives' interests with those of our shareholders, since the ultimate value of such compensation is linked directly to stock price.

   The Chief Executive Officer's employment agreement provides for an annual base salary of $418,000. The base salary paid to the Chief Executive Officer is reviewed annually by the Compensation Committee and may be adjusted based on competitive compensation data, the Chief Executive Officer's overall compensation package and the Compensation Committee's assessment of his past experience and its expectation as to his future contributions in leading Premier and our businesses. Effective July 1, 1998, the Compensation Committee reviewed the compensation of our executive officers and increased the annual base salary of the Chief Executive Officer from $225,000 to $330,000. On January 22, 1998, Mr. Pittard was granted an incentive stock option to purchase 67,500 shares at a price of $19.33 per share. On April 23, 1998, Mr. Pittard was granted an incentive stock option to purchase 6,500 shares are a price of $26.50 per share, and on July 23, 1998, Mr. Pittard was granted an incentive stock option to purchase 23,500 shares at an exercise price of $26.50 per share. The increase in the Chief Executive Officer's base salary was based primarily on his success in closing two key acquisitions of bank holding companies in 1998, acquisition of two banks, and the increase in the price of our common stock during 1998. The Compensation Committee also increased the salary of our other executive officers.

   The Compensation Committee continually evaluates our compensation policies and procedures with respect to executives. Although the Compensation Committee believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of our shareholders and with our performance, it continues to examine what modifications, if any, should be implemented to further link executive compensation with both individual and Premier's performance.

   COMPENSATION COMMITTEE

   Robin R. Howell (Chairperson)
   John E. Aderhold
   John H. Ferguson, D.D.S.
   Billy H. Martin
   C. Steve McQuaig, M.D.

   Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Compensation Committee Report on Executive Compensation and the Shareholder Return Performance Graph shall not be incorporated by reference into any such filings.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

   Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on our common stock against the cumulative total return of the American Stock Exchange Bank Index for the period commencing on January 26, 1995, and ending December 31, 1998 (the "Measuring Period"). The graph assumes that the value of the investment in our common stock and each index was $100 on January 26, 1995. The yearly change in cumulative total return is measured by dividing (1) the sum of (i) the cumulative amount of dividends for each fiscal year, assuming dividend reinvestment, and (ii) the change in share price between the beginning and end of the Measuring Period, by (2) the share price at the beginning of the Measuring Period.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                      AMONG PREMIER BANCSHARES, INC., SNL
                         AMERICAN STOCK EXCHANGE INDEX




                              [GRAPH APPEARS HERE]


        Label     A          B        C               D             E
Label           Premier   S&P 500    SNL      SNL (less than)      SNL
               Bancshares         Southeast  $250M Bank Asset- $250M-$500M Bank
                  Inc.            Bank Index    Size Index     Asset-Size Index
    1  1/26/95      100      100       100            100            100
    2  6/30/95   108.59   117.75    116.18         111.92         111.45
    3 12/31/95   115.82   134.77    143.66         137.62         131.84
    4 12/31/96   155.76   165.57    197.2          173.87         171.2
    5 12/31/97   376.06   220.83    298.94         283.73         296.09
    6 12/31/98   556.52   283.93    318.24         269.71         265.16

              ASSUMES $100 INVESTED ON JANUARY 26, 1995 IN PREMIER
                    BANCSHARES, INC. COMMON STOCK, AMERICAN
                           STOCK EXCHANGE BANK INDEX

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth the number of shares of our common stock owned by our Named Executive Officers, directors and director nominees as of March 31, 1999. John D. Stephens was the only person who owned more than 5% of outstanding common stock on March 31, 1999.

                                                         Number of
                                                          Shares    Percent of
      Name of Beneficial Owner                              (1)    Common Stock
      ------------------------                           --------- ------------
      John E. Aderhold (2).............................    294,959     1.13%
      N. Michael Anderson (3)..........................     83,609        *
      George S. Carpenter, Jr..........................     33,256        *
      James L. Coxwell, Sr.............................    148,925        *
      Donald N. Ellis..................................     16,122        *
      William M. Evans, Jr.............................     57,318        *
      John H. Ferguson, D.D.S. (4).....................    150,019        *
      Robert E. Flournoy III (5).......................     92,538        *
      James E. Freeman.................................    426,235     1.64%
      A.F. Gandy (6)...................................    112,077        *
      Jo S. Hill.......................................     41,493        *
      Robin R. Howell..................................    138,720        *
      Billy H. Martin (7)..............................     76,253        *
      C. Steve McQuaig, M.D. (8).......................     59,060        *
      Robert C. Oliver (9).............................    228,582        *
      Thomas E. Owen, Jr. (10).........................     69,444        *
      George S. Phelps (11)............................     41,344        *
      Darrell D. Pittard (12)..........................    565,463     2.17%
      Michael E. Ricketson (13)........................     87,197        *
      John D. Stephens (14)............................  2,155,300     8.29%
      James E. Sutherland, Sr..........................    157,928        *%
                                                         ---------    -----
      All directors, nominees and Named Executive
       Officers as a group (21 persons)................  5,105,666    19.64%
                                                         =========    =====

--------
*  Represents less than one percent of the shares outstanding.
(1) On a fully-diluted basis, except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The information shown above is based upon information furnished by the named persons and based upon "beneficial ownership" concepts set forth in the rules promulgated under the Securities Exchange Act of 1934. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities.
(2) Includes 506 shares subject to currently exercisable stock options.
(3) Includes 1,103 shares held in an account for the benefit of Mr. Anderson's daughter and over which Mr. Anderson has shared investment and voting power.
(4) Includes 95,704 shares held in pension and profit sharing plans and 4,308 shares owned by Dr. Ferguson's wife, over which Dr. Ferguson has shared investment and voting power.
(5) Includes 22,591 shares held in an IRA, 300 shares owned by Mr. Flournoy's spouse and 1,799 shares owned by Mr. Flournoy's children, over which Mr. Flournoy has shared investment and voting power.
(6) Includes 4,500 shares owned by Mr. Gandy's wife, over which Mr. Gandy has shared investment and voting power.
(7) Includes 6,871 shares owned by Mr. Martin's wife either directly or in an IRA, over which Mr. Martin has shared investment and voting power.
(8) Includes 8,101 shares held in an IRA, 16,020 shares owned by companies that Dr. McQuaig controls and 16,083 owned by Dr. McQuaig's wife, over which Dr. McQuaig has shared investment and voting power.
(9) Includes 60,850 shares subject to currently exercisable stock options, 34,970 shares held in an IRA, 3,328 shares held in Premier's 401(k) Plan, 5,750 shares owned by Mr. Oliver's wife, 2,561 shares as custodian for minor children and 2,053 shares owned by Mr. Oliver's son, over which Mr. Oliver has shared investment and voting power.
(10) Includes 5,963 owned by Mr. Owen's wife, over which Mr. Owen has shared investment and voting power.
(11) Includes 24,373 shares subject to currently exercisable stock options, 1,436 shares held in an IRA and 3,053 shares held in Premier's 401(k) Plan.
(12) Includes 150,000 shares subject to currently exercisable stock options, and 12,173 shares held by Mr. Pittard's wife, over which Mr. Pittard has shared investment and voting power.
(13) Includes 37,574 shares held in an IRA
(14) Mr. Stephens' address is c/o John D. Stevens, Inc. 1899 Parker Court, S.W., Stone Mountain, Georgia 30087-3445.

                 RATIFICATION OF ERNST & YOUNG LLP--PROPOSAL 2

   The selection of our independent public accountants is not required to be submitted to the vote of the shareholders, but the Board believes the shareholders should have the opportunity to ratify the Board's selection of Ernst & Young LLP. A representative of Ernst & Young LLP is expected to be present at our Meeting and will have the opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions.

   Ernst & Young LLP has served as our independent auditors for the years ended December 31, 1997 and December 31, 1998, and has been selected the Board of Directors to serve as our independent auditors for the year ending December 31, 1999.

   The Board of Directors recommends that the shareholders vote FOR the proposed amendment. The affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the Meeting is necessary for ratification of the appointment of Ernst & Young LLP as our independent public accountants. Any shares present but not voted at the meeting (whether by abstention, broker non-vote or otherwise) have the effect of a negative vote.

                AMENDMENT OF 1997 STOCK OPTION PLAN--PROPOSAL 3

Purpose and Operation of the 1997 Stock Option Plan

   On March 26, 1997, our Board adopted the 1997 Stock Option Plan. The 1997 Stock Option Plan was approved by our shareholders on June 16, 1997. An amendment to increase the number of shares authorized to be issued under the 1997 Stock Option Plan from 1,125,000 to 3,000,000 was approved by the shareholders at the 1998 Annual Meeting of Shareholders. As discussed below, the 1997 Stock Option Plan is proposed to be amended to increase the number authorized for issuance thereunder from 3,000,000 to 4,000,000 shares.

   The purpose of the 1997 Stock Option Plan is to encourage and enable our selected key employees, independent contractors, consultants and advisors and our related corporations to acquire or increase their holdings of our common stock in order to promote a closer identification of their interests with those of Premier and our shareholders, thereby further stimulating our efforts to enhance Premier's efficiency, soundness, profitability, growth and shareholder value.

   This purpose is carried out by granting options to purchase shares of our common stock to eligible participants selected by the Compensation Committee. Options may be incentive stock options intended to qualify under Section 422 of the Internal Revenue Code or nonqualified stock options. For purposes of the 1997 Stock Option Plan, a "key employee" means an employee of Premier or an employee of a related corporation whom the Compensation Committee deems a key employee based on the nature and extent of the individual's duties, responsibilities, personal capabilities, performance and potential, or any combination of these factors. Approximately 165 persons qualify as key employees at this time. The 1997 Stock Option Plan also provides for the grant of options to independent contractors, consultants and advisors (collectively, "independent contractors"). No persons qualify as independent contractors at this time. The number of persons who may be eligible to participate in the plan is subject to change from time to time.

   The 1997 Stock Option Plan also authorizes the grant of options to non-employees and non-key employees who provide services to us or our affiliates in connection with mergers, reorganizations or other business combinations involving us or a related corporation. We substituted options to purchase shares to eligible participants in connection with our merger with The Central and Southern Holding Company in June, 1997, in connection with our acquisition of Lanier Bank & Trust Company in June, 1998, in connection with our acquisition of The Bank Holding Company and Button Gwinnett Financial Corporation in July, 1998 and in connection with our acquisition of Frederica Bank and Trust Company in December, 1998.

   The 1997 Stock Option Plan is administered by the Compensation Committee of our Board. The Compensation Committee has authority to establish the option vesting date and other terms, subject to plan provisions. The effective date of the 1997 Stock Option Plan was June 15, 1997, and the 1997 Stock Option Plan is intended to have a 10-year term unless earlier terminated by our Board. The 1997 Stock Option Plan may be amended or terminated by our Board at any time; however, any amendment that would materially increase the number of shares issuable under the 1997 Stock Option Plan or materially change the requirements for eligibility will require shareholder approval. In addition, no outstanding option may be amended or terminated without an optionee's consent if the amendment or termination would adversely affect the optionee's rights.

   As of April 14, 1999, the closing sales price of our common stock was $20.88.

Proposal to Increase Shares Issuable Under the 1997 Stock Option Plan

   As adopted in 1997 and amended in 1998, the 1997 Stock Option Plan provided for the issuance and sale up to 3,000,000 shares of our common stock. The number of shares subject to issuance under the 1997 Stock Option Plan may be further adjusted in the event of a change in our outstanding shares as a result of a merger, reorganization, stock dividend, stock split distributable in shares or other similar change in our capital structure. No optionee may be granted options in any calendar year for more than 112,500 shares of our common stock (subject to adjustment as provided herein).

   On January 21, 1999, our Board adopted an amendment to the 1997 Stock Option Plan which would increase the number of shares of Premier common stock issuable thereunder from 3,000,000 to 4,000,000 shares. The Declaration of Amendment to the 1997 Stock Option Plan increasing the authorized shares under the plan is attached to this Proxy Statement as Appendix A. As of March 31, 1999, 1,032,161 shares remained available for grant under the 1997 Stock Option Plan.

   In order for the 1997 Stock Option Plan to continue to provide an incentive for highly qualified individuals to serve or continue service with us, to more closely align the interests of such individuals with our shareholders, and to provide stock-based compensation comparable to that offered by other financial institutions, our Board believes that the number of shares of common stock authorized for issuance should be increased as described herein (subject to the adjustment provisions discussed above for stock splits and other capital changes). In addition the Board believes that the increase in authorized shares under the plan will afford Premier the flexibility to continue to have shares available for options which may be granted as a result of future acquisitions or other business combinations. Except as proposed to be amended to increase the number of shares issuable under the plan, the 1997 Stock Option Plan would continue in effect in its current form.

New Plan Benefits

   The amount of compensation that will be paid pursuant to the grant of awards under the 1997 Stock Option Plan in the current year to the following persons is not yet determinable due to vesting and other requirements. However, the following table sets forth the number of options that were granted in 1998 under the 1997 Stock Option Plan, at exercise prices ranging from $19.33 to $26.50 per share, to each of the following:

   Name and Position with      Premier Bancshares, Inc. 1997 Stock Option Plan
   Premier                         Dollar Value ($)        Number of Shares
   ----------------------      ------------------------ ----------------------
Darrell D. Pittard, Chief
 Executive Officer and
 Chairman of the Board........       $ 1,481,250                75,000
Robert C. Oliver, President,
 Chief Operating Officer and
 Director.....................         1,086,250                55,000
George S. Phelps, Executive
 Vice President...............         1,125,750                57,000
Michael E. Ricketson,
 Executive Vice President and
 Chief Financial Officer......           523,375                26,500
Jo S. Hill, Executive Vice
 President and Chief
 Administrative Officer.......           395,000                20,000
Executive Officers as a
 group........................         4,611,625               233,500
All Employees as a group......        15,093,938               764,250

   The dollar value is based on a per share price of $19.75 (the closing sales price of Premier's common stock on the American Stock Exchange on March 31,
1999).

Certain Federal Income Tax Consequences.

   The following summary generally describes the principal federal (and not state and local) income tax consequences of awards granted under the 1997 Stock Option Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or to Premier. The provisions of the Internal Revenue Code and the regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

   Incentive Stock Options. Incentive stock options granted under the 1997 Stock Option Plan are intended to qualify as incentive stock options under
Section 422 of the Internal Revenue Code. Pursuant to Section 422, the grant and exercise of an incentive stock option will generally not result in taxable income to the optionee (with the possible exception of alternative minimum tax liability) if (i) the optionee does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and (ii) the optionee has continuously been an employee of Premier or a related corporation from the date of grant to three months before the date of exercise (or 12 months in the event of death or disability). We will not be entitled to a deduction for income tax purposes in connection with the exercise of an incentive stock option. Upon the disposition of shares acquired pursuant to exercise of an incentive stock option, the optionee will be taxed on the amount by which the amount realized upon such disposition exceeds the option price, and such amount will be treated as long-term capital gain or loss. If the holding period requirements for incentive stock option treatment described above are not met, the option will be treated as a nonqualified stock option.

   Pursuant to the Internal Revenue Code and the terms of the 1997 Stock Option Plan, in no event can there first become exercisable by an optionee in any one calendar year incentive stock options granted by Premier or any related corporation with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000. To the extent an incentive stock option exceeds the foregoing limitation, it will be treated as a nonqualified stock option. In addition, no incentive stock option may be granted to an individual who owns, immediately before the time that the option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of Premier or a related corporation (unless certain requirements are met, including an option price greater than or equal to 110% of the fair market value of the shares and an option period of five years or less).

   Nonqualified Stock Options. If an optionee receives a nonqualified stock option, the difference between the market value of the stock on the date of exercise and the option price will constitute taxable ordinary income to the optionee on the date of exercise. Premier will be entitled to a deduction in the same year in an amount equal to the income taxable to the optionee. The optionee's basis in shares of our common stock acquired upon exercise of an option will equal the option price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the stock by the optionee will be taxed as a capital gain or loss to the optionee, and will be long-term capital gain or loss if the optionee has held the stock for more than one year at the time of sale.

   Pursuant to the terms of the 1997 Stock Option Plan, we will require any recipient of shares of our common stock pursuant to exercise of a nonqualified stock option to pay us in cash or shares the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the corporation to such authority for the account of such recipient.

   The Board of Directors recommends that the shareholders vote FOR the proposed amendment. The affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the Meeting is necessary for the approval of the amendment to the 1997 Stock Option Plan. Any shares present but not voted (whether by abstention, broker non-vote or otherwise) will have the effect of a negative vote.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 that requires our directors, executive officers and persons who own more than 10% of our outstanding common stock file with the Securities and Exchange Commission reports of changes in ownership of our common stock held by such persons. Officers, directors and shareholders owning more than 10% of our outstanding common stock are also required to furnish us with copies of all forms they file under this Section. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during 1998, our officers, directors and shareholders owning more than 10% of our outstanding common stock complied with all applicable Section 16(a) filing requirements.

   Although it is not our obligation to make filings pursuant to Section 16 of the Securities Exchange Act of 1934, we have adopted a policy requiring all
Section 16 reporting persons to report monthly to our Chief Financial Officer regarding any transactions in our common stock occurring during the pervious month.

           PROPOSALS BY PREMIER SHAREHOLDERS FOR 2000 ANNUAL MEETING

   Any proposal to be presented at our 2000 Annual Meeting of Shareholders must be received at the principal executive offices of Premier not later than December 25, 1999, directed to the attention of Barbara J. Burtt, Secretary, for consideration for inclusion in our proxy statement and form of proxy relating to that meeting. Any proposal to be presented by a shareholder at our 2000 Annual Meeting of Shareholders must be received at the principal executive offices of Premier not later than March 9, 2000, directed to the attention of Barbara J. Burtt, Secretary. Any such proposals must comply in all respects with our Bylaws and the rules and regulations of the Securities and Exchange Commission.

   Our Bylaws provide that notices of proposals to be brought before an annual meeting must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons therefor; (ii) the name and address, as they appear on our books, of the shareholder giving the notice; the classes and number of shares of Premier owned of record or beneficially by the shareholder; and (iii) any material interest of the shareholder in the proposal other than his interest as a shareholder of Premier and shall otherwise be in compliance with Rules 14a-4 and 14a-1 under the Securities Exchange Act of 1934, or any successor or other rules applicable thereto.

   Business to be conducted at meetings of shareholders shall be limited to that properly submitted to the meeting either by or at the direction of the Board of Directors or by any holder of voting securities of Premier who shall be entitled to vote at such meeting and who complies with the notice requirements of applicable law or as otherwise set forth in our Bylaws. If the Chairman of the meeting shall determine that any business was not properly submitted, the Chairman shall declare to the meeting that such business was not properly submitted and would not be transacted at that meeting.

   At the time of the preparation of this Proxy Statement, our Board of Directors had not been informed of any matters which should be presented for action at the Meeting other than the proposals specifically set forth in the accompanying Notice of Annual Meeting of Shareholders and referred to herein. If other matters are properly presented for action at the Meeting, it is intended that the persons named in the accompanying form of proxy will vote or refrain from voting in accordance with their best judgment on such matters.

                              REPORT ON FORM 10-K

   Premier's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which has been filed with the Securities and Exchange Commission, is available to shareholders who make written request therefor to Premier at 2180 Atlanta Plaza, 950 East Paces Ferry Road, Atlanta, Georgia 30326. Copies of exhibits and basic documents filed with that report or referenced therein will be furnished to shareholders of record upon request. All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the date of the Meeting will be deemed to be incorporated by reference.

                                   APPENDIX A

                        1999 DECLARATION OF AMENDMENT TO
                            PREMIER BANCSHARES, INC.
                             1997 STOCK OPTION PLAN

   THIS DECLARATION OF AMENDMENT is made on this 21st day of January, 1999, by PREMIER BANCSHARES, INC. (the "Company"), a corporation duly organized and existing under the laws of the State of Georgia.

                             W I T N E S S E T H :

   WHEREAS, the Company maintains the Premier Bancshares, Inc. 1997 Stock Option Plan (the "Plan"); and

   WHEREAS, the purpose of the Plan is to encourage selected individuals in the service of the Company to increase their ownership of the common stock of the Company (the "Common Stock") and thereby to enhance the efficiency, soundness, profitability and shareholder value of the Company; and

   WHEREAS, the Plan as amended authorizes the issuance and sale of up to 3,000,000 shares; and

   WHEREAS, the Company desires to amend the Plan to increase the number of shares of Common Stock that may be issued and sold pursuant to the Plan from 3,000,000 shares to 4,000,000 shares;

   NOW, THEREFORE, the Plan is hereby amended, as follows:

     1. By deleting the second sentence of Section 4 of the Plan and inserting the following sentence in lieu thereof:

    "Subject to adjustment as provided in Section 10, the shares of Common Stock that may be issued and sold pursuant to Options shall not exceed in the aggregate 4,000,000 shares of authorized but unissued or reacquired shares of the Common Stock of the Corporation."

   Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Declaration of Amendment.

   IN WITNESS WHEREOF, the Company has caused this Declaration of Amendment to be executed on the day and year first above written.

                                          PREMIER BANCSHARES, INC.

                                          /s/ Darrell D. Pittard
                                          Darrell D. Pittard, Chairman

ATTEST:

s/ Barbara J. Burtt
Barbara J. Burtt, Secretary

   [CORPORATE SEAL]

                                     PROXY
                            PREMIER BANCSHARES, INC.
                      1999 ANNUAL MEETING OF SHAREHOLDERS

  The undersigned holder of shares of common stock of Premier hereby appoints Darrell D. Pittard and Robert C. Oliver or either of them, the lawful attorneys and proxies of the undersigned each with full power and substitution, for and on behalf of the undersigned to vote as specified all of the shares of Premier common stock held of record by the undersigned on March 31, 1999 at the Annual Shareholders' Meeting of Premier to be held on May 20, 1999 at 10:00 am at Swissotel Atlanta, 3391 Peachtree Road, N.E. Atlanta, Georgia 30326 and any adjournments or postponements thereof.

  This proxy is solicited on behalf of the Board of Directors of Premier. This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the nominees for director listed below and for all the other proposals.

   1. ELECTION OF DIRECTORS
  [_] FOR all nominees listed to the right (except as marked to the contrary).

                     James L. Coxwell, Sr.
                                    James E. Freeman
                                                C. Steve McQuaig, MD
                                                             John D. Stephens
                     William M. Evans, Jr.
                                    A.F. Gandy  Robert C. Oliver
                                                             James E.
                     John H. Ferguson, DDS                   Sutherland
                                    Robin R. Howell
                                                Thomas E. Owen, Jr.
                     Robert E. Flournoy III
                                    Billy H. Martin
                                                Darrell D. Pittard
  [_] WITHHOLD AUTHORITY to vote for all the nominees
   (Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name above.)
--------------------------------------------------------------------------------

   2. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS OF PREMIER BANCSHARES, INC. FOR THE YEAR ENDING DECEMBER 31, 1999
  [_] FOR    [_] AGAINST    [_] ABSTAIN
   3. AMENDMENT TO THE 1997 STOCK OPTION PLAN TO INCREASE NUMBER OF SHARES AVAILABLE FOR GRANT THEREUNDER

  [_] FOR    [_] AGAINST    [_] ABSTAIN

  In their discretion, the proxies are authorized to vote on such other business as may properly come before the Meeting or adjournment(s), including adjourning the Annual Meeting to permit, if necessary, further solicitation of proxies. This proxy may be revoked at any time prior to voting hereof.

  This proxy, when properly executed, duly returned and not revoked will be voted. It will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted in favor of the election of nominees for director listed above and the other proposals listed on this proxy.

                                             Dated: _____________________, 1999
                                             ----------------------------------
                                                        Signature(s)
                                             ----------------------------------

                                             NOTE: Joint owners should each
                                             sign. When signing as attorney,
                                             executor, administrator, trustee
                                             or guardian, please give full ti-
                                             tle as such. If the signatory is
                                             a corporation, sign the full cor-
                                             porate name by a duly authorized
                                             officer.